                                                                   Exhibit 10.13

                                                  Agreement Number:  ELLSP-1-1

                         WATER SUPPLY STORAGE AGREEMENT
                      BETWEEN THE UNITED STATES OF AMERICA
                                       AND
                       LSP ENERGY LIMITED PARTNERSHIP FOR
                        WATER STORAGE SPACE IN ENID LAKE

      THIS Agreement, entered into this 8th day of June 1998, by and between THE UNITED STATES OF AMERICA (hereinafter called the "Government") represented by the District Engineer of the Vicksburg District of the United States Army Corps of Engineers, or his/her successor or designee (hereinafter called the "District Engineer") executing this agreement, and LSP Energy Limited Partnership (hereinafter called the "User"):

WITNESSETH THAT:

      WHEREAS, the Flood Control Act of 25 March 1928, as amended, authorized the construction, operation, and maintenance of the Yazoo Basin, Enid Lake, Yocona River, Mississippi (hereinafter called the "Project"); and

      WHEREAS, the User desires to enter into an agreement with the Government for the use of storage included in the Project for municipal and industrial water supply, and for payment of the cost thereof in accordance with the provisions of the water Supply Act of 1958, as amended (43 U.S.C. 390b-f); and

      WHEREAS, the User is empowered to enter into an agreement with the Government and is vested with all necessary powers of accomplishment of the purposes of this agreement.

      NOW, THEREFORE, the Government and the User agree as follows:

ARTICLE 1 - WATER STORAGE SPACE

      a. Project Construction. The Government, subject to the directions of Federal law and any limitations imposed thereby, shall modify the Project so as to include therein space for the storage of water by the user.

      b. Rights of User.

            (1) The User shall have the right to utilize an undivided 7.8 percent (estimated to contain 4,500 acre-feet after adjustment for sediment deposits) of the conservation storage space between elevations 205.0 and 230.0 feet, National

                                                  Agreement Number:  ELLSP-1-1

Geodetic Vertical Datum (NGVD), which usable storage space is estimated to contain 57,600 acre-feet after adjustment for sediment deposits. This storage space of 4,500 acre-feet is to be used to impound water for present demand or need for municipal and industrial water supply.

            (2) The User shall have the right to withdraw water from the lake subject to the provisions of Article 1c and to the extent the aforesaid storage space will provide; and shall have the right to construct all such works, plants, pipelines, and appurtenances as may be necessary and convenient for the purpose of diversion or withdrawals, subject to the approval of the District Engineer as to design and location, said approval not be unreasonably withheld. The grant of an easement for right-of-way, across, in and upon land of the Government at the Project shall be by a separate instrument in a form satisfactory to the Secretary of the Army, without additional cost to the User, under the authority of and in accordance with the provisions of 10 U.S.C. 2669 and such other authorities as may be necessary. Subject to the conditions of such easement, the User shall have the right to use so much of the Project land as may reasonably be required in the exercise of the rights and privileges granted under this agreement.

      c. Rights Reserved. The Government reserves the right to control and use all storage in the Project in accordance with authorized Project purposes. The Government further reserves the right to take such measures as may be necessary in the operation of the Project to preserve life and/or property, including the right not to make downstream releases during such periods of time as are deemed necessary, in its sole discretion, to inspect, maintain, or repair the Project.

      d. Quality or Availability of Water. The User recognizes that this agreement provides storage space for raw water only. The Government makes no representations with respect to the quality or availability of water and assumes no responsibility therefor, or for the treatment of the water.

      e. Sedimentation Surveys.

            (1) Sedimentation surveys will be made by the District Engineer during the term of this agreement at intervals not to exceed fifteen (15) years unless the District Engineer determines that such surveys are unnecessary. When, in the opinion of the District Engineer, the findings of such survey

                                                  Agreement Number:  ELLSP-1-1

indicate any Project purpose will be affected by unanticipated sedimentation distribution, there shall be an equitable redistribution of the sediment reserve storage space among the purposes served by the Project including municipal and industrial water supply. The total available remaining storage space in the Project will then be divided among the various Project features in the same ratio as was initially utilized. Adjusted pool elevations will be rounded to the nearest one-half foot. Such findings and the storage space allocated to municipal and industrial water supply shall be defined and described as an exhibit which will be made a part of this agreement and the water control manual will be modified accordingly.

            (2) The Government assumes no responsibility for deviations from estimated rates of sedimentation, or the distribution thereof. Such deviations may cause unequal distribution of sediment reserve storage greater than estimated, and/or encroachment on the total storage at the Project.

ARTICLE 2 - REGULATION OF AND RIGHT TO USE OF WATER

      The regulation of the use of water withdrawn or released from the aforesaid storage space shall be the sole responsibility of the User. The User has the full responsibility to acquire in accordance with State laws and regulations, and, if necessary, to establish or defend, any and all water rights needed for utilization of the storage provided under this agreement. The Government shall not be responsible for diversions by others, nor will it become a party to any controversies involving the use of the storage space by the User except as such controversies may affect the operations of the Project by the Government.

ARTICLE 3 - OPERATION AND MAINTENANCE

      The Government shall operate and maintain the Project and the User shall pay to the Government a share of the costs of such operation and maintenance as provided in Article 5. The User shall be responsible for operation and maintenance of all installations and facilities which it my construct for the diversion or withdrawal of water, and shall bear all costs of construction operation and maintenance of such installations and facilities.

                                                  Agreement Number:  ELLSP-1-1

ARTICLE 4 - MEASUREMENT OF WITHDRAWALS AND RELEASES

The User agrees to furnish and install, without cost to the Government, suitable meters or measuring devices satisfactory to the District Engineer for measurement of water which is withdrawn from the Project. The User shall furnish to the Government monthly statements of all such withdrawals. Prior to the construction of any facilities for withdrawal of water from the Project, the User will obtain the District Engineer's approval of the design, location and installation of the facilities including the meters or measuring devices, said approval not to be unreasonably withheld. Such devices shall be available for inspection by Government representatives at all reasonable

ARTICLE 5 - PAYMENTS

In consideration of the right to utilize the aforesaid storage space in the Project for municipal and industrial water supply purposes, the User shall pay the following sums to the Government:

      a. Project Investment Costs.

            (1) The User shall repay to the Government, at the times and with interest on the unpaid balance as hereinafter specified, the amounts stated below which, as shown in Exhibit "B" attached to and made a part of this agreement, constitute the entire actual amount of the costs allocated to the water storage right acquired by the User under this agreement. The amount of costs is based on updated cost of storage. The interest rate to be used for purposes of computing interest on the unpaid balance will be the yield rate adjusted at 5-year intervals as determined by the Secretary of the Treasury on the basis set forth in Section 932 of the 1986 Water Resources Development Act. For this agreement, the starting interest rate shall be that rate in effect at the time the agreement is approved. The interest will be revised as specified in
Article 5a(4) and at 5-year intervals after first payment of storage cost.

            (2) The cost allocated to the storage space indicated in Article 1b(1) is currently estimated at $1,111,898 on the basis of the costs presented in Exhibit "B". These costs shall be repaid within the life of the Project and not to exceed 30 years from the due date of the first annual payment. The

                                                  Agreement Number:  ELLSP-1-1

payments shall be in equal consecutive annual installments, the first of which shall be due and payable within 24 months after the User is notified by the District Engineer that the agreement has been approved or within 30 days after the first use of storage, whichever occurs first. Annual installments thereafter will be due and payable on the anniversary date of the date the first payment is due. Except for the first annual payment which will be applied solely to the retirement of principal, all installments shall include accrued interest on the unpaid balance at the rate provided above. The last annual installment shall be adjusted upward or downward when due to assure repayment of all of the investment costs allocated to the storage within 30 years from the above date.

            (3) An estimated schedule of annual payments for the reallocation water supply costs is attached as Exhibit "C" of this agreement.

            (4) Subsequent to approval of the Secretary of the Army or his duly authorized representative, and prior to the first payment on the storage space by the User, Exhibit "B" will be adjusted to reflect application of the appropriate construction cost index, and fiscal year interest rate.

      b. Repair, Rehabilitation, and Replacement Costs. The User will be required to pay 0.682 percent of the cost of joint-use repair, rehabilitation, or replacement of Project features. Payment of these costs shall be made either incrementally during construction or in lump sum (including interest during construction) upon completion of construction.

      c. Annual Operation and Maintenance (O&M Expense). The User will be required to pay 0.682 percent of the annual experienced joint-use O&M expense of the Project. Payments for O&M expense are due and payable in advance on the date for payment of Project investment costs as set forth in Article 5a(2) and shall be based on O&M expense for the Project in the Government fiscal year most recently ended. The amount of each annual payment will be the actual experienced O&M expense (allocated joint-use) for the preceding fiscal year or an estimate thereof when actual expense information is not available.

      d. Prepayment. The User shall have the right at any time to prepay the indebtedness under this Article in whole or in

                                                  Agreement Number:  ELLSP-1-1

part, with accrued interest thereon to the date of such prepayment.

e. Delinquent Payments. If the User shall fail to make any of the aforesaid payments when due, then the overdue payments shall bear interest compounded annually until paid. The interest rate to be used for overdue payments due under the provisions of Articles 5a, 5b, and 5c above shall be that determined by the Department of the Treasury's Treasury Fiscal Requirements Manual (1 TFRM 6-8000, "Cash Management"). The amount charged on payments overdue for a period of less than one year shall be figured on a monthly basis. For example, if the payment is made within the first month after being overdue after a 15-day grace period from the anniversary date of the date of notification, one month's interest shall be charged. Thereafter a month's interest will be charged for any portion of each succeeding month that the payment is delinquent. This provision shall not be construed as giving the User a choice of either making payments when due or paying interest, nor shall it be construed as waiving any other rights of the Government, at law or in equity, which might result from any default by the User.

ARTICLE 6 - PROTECTIVE COVENANT AND TERMINATION

      a. Prior to use of the water storage space the User must complete design and construction of its water intake Structure. Pending completion of design and construction, the Government shall reserve for the User 4,500 acre-feet of storage for municipal and industrial water supply purposes for a period of up to 24 months. For this privilege, the User shall pay the Government $1.00 per acre-foot per year or $4,500 per year. The payment shall be due and payable within 30 days after the User is notified by the District Engineer that the agreement has been approved. This payment will preclude the requirement for any other payments prior to first use or the end of the 24-month period. All operation, maintenance, and replacement costs incurred subsequent to first use or the expiration of the 24-month period must be shared by the User. Should the User be unable to complete design and construction of its water intake structure it may notify the District Engineer of said failure and the agreement shall be considered terminated at that time. Should the User not terminate the agreement within the 24-month period, payments for project costs shall be as set forth in
Article 5.

                                                  Agreement Number:  ELLSP-1-1

      b. In the event of any termination pursuant to this Article, the User shall, upon request of the District Engineer, promptly remove at User's own expense, any facilities constructed on project land for water withdrawal and restore premises around the removed facilities to a condition satisfactory to the District Engineer.

ARTICLE 7 - DURATION OF AGREEMENT

      This agreement shall become effective when approved by the Secretary of the Amy or his duly authorized representative and shall continue in full force and effect for the life of the Project.

ARTICLE 8 - PERMANENT RIGHTS TO STORAGE

      Upon completion of payments by the User, as provided in Article 5a herein, the User shall have a permanent right, under the provisions of the Act of 16 October 1963 (Public Law 88-140, 43 U.S.C. 390e), to the use of the water supply storage space in the Project as provided in Article 1, subject to the following:

      a. The User shall continue payment of annual operation. and maintenance costs allocated to water supply in accordance with Article 5c.

      b. The User shall bear the costs allocated to water supply of any necessary repair, rehabilitation, or replacement of Project features which may be required to continue satisfactory operation of the Project in accordance with authorized Project purposes. Such costs will be established by the District Engineer and repayment arrangements shall be in writing in accordance with the terms and conditions set forth in Article 5b for repair, rehabilitation, or replacement costs and be made a part of this agreement.

      c. Upon completion of payments by the User as provided in Article 5a, the District Engineer shall redetermine the storage space for municipal and industrial water supply in accordance with the provisions of Article 1e. Such redetermination of reservoir storage capacity my be further adjusted from, time to time as the result of sedimentation resurveys to reflect actual rates of sedimentation and the exhibit revised to show the revised storage space allocated to municipal and industrial water supply.

                                                  Agreement Number:  ELLSP-1-1

      d. The permanent rights of the User under this agreement shall be continued so long as the Government continues to operate the Project. In the event the Government no longer operates the Project, such rights may be continued subject to the execution of a separate agreement, or additional supplemental agreement providing for:

            (1) Continued operation by the User of such part of the facility as is necessary for utilization of the water supply storage space allocated to it;

            (2) Terms which will protect the public interest; and.

            (3) Effective absolvement of the Government by the User from all liability in connection with such continued operation.

ARTICLE 9 - RELEASE OF CLAIMS

The User shall hold and save the Government, including its officers, agents, and employees harmless from liability of any nature or kind for or on account of any claim for damages which may be filed or asserted as a result of the storage in the Project, or withdrawal or release of water from the Project, made or ordered by the User or as a result of the construction, operation, or maintenance of the water supply facilities and appurtenances thereto owned and operated by the User except for damages due to the fault or negligence of the Government or its contractors.

ARTICLE 10 - ASSIGNMENT

The User shall not transfer or assign this agreement nor any rights acquired thereunder, nor suballot said water supply storage space or any part thereof, nor grant any interest, privilege, or license whatsoever in connection with this agreement, without the approval of the Secretary of the Army or his duly authorized representative, provided that, unless contrary the public interest, this restriction shall not be construed to apply to any water that may be obtained from the water supply storage space by the User and furnished to any third party or parties, nor any method of allocation thereof.

                                                  Agreement Number:  ELLSP-1-1

ARTICLE 11 - OFFICIALS NOT TO BENEFIT

No member of or delegate to Congress, or Resident Commissioner, shall be admitted to any share or part of this agreement or to any benefit that may arise therefrom; but this provision shall not be construed to extend to this agreement if made with a corporation for its general benefit.

ARTICLE 12 - COVENANT AGAINST CONTINGENT FEES

      The User warrants that no person or selling agency has been employed or retained to solicit or secure this agreement upon an agreement or understanding for a commission, percentage, brokerage, or contingent fee, excepting bona fide employees or bona fide established commercial or selling agencies maintained by the User for the purpose of securing business. For breach or violation of this warranty the Government shall have the right to annul this agreement without liability or in its discretion to add to the price or consideration, or otherwise recover the full amount of such commission, percentage, brokerage, or contingent fee.

ARTICLE 13 - ENVIRONMENTAL QUALITY

During any construction, operation, and maintenance by User of any facilities, specific actions will be taken to control environmental pollution which could result from such activity and to comply with applicable Federal, State, and local laws and regulations concerning environmental pollution.
Particular attention should be given to:

      a. Reduction of air pollution by control of burning, minimization of dust, containment of chemical vapors, and control of engine exhaust gases, and of smoke from temporary heaters;

      b. Reduction of water pollution by control of sanitary facilities, storage of fuels and other contaminants, and control of turbidity and siltation from erosion;

      c. Minimization of noise levels;

      d. Onsite and off-site disposal of waste and spoil; and

      e. Prevention of landscape defacement and damage.

                                                  Agreement Number:  ELLSP-1-1

ARTICLE 14 - FEDERAL AND STATE LAWS

      a. In acting under its rights and obligations hereunder the User agrees to comply with all applicable Federal and State laws and regulations, including but not limited to the provisions of the Davis-Bacon Act (40 U.S.C. 276a et seq.); the Agreement Work Hours and Safety Standards Act (40 U.S.C. 327-333); Title 29, Code of Federal Regulations, Part 3; and Sections 210 and 305 of the Uniform Relocation Assistance and Real Property Acquisition Policies Act of 1970 (PL 91-646).

      b. The User furnishes, as part of this agreement, and assurance (Exhibit "D") that it will comply with Title VI of the Civil Rights Act of 1964 (78 Stat. 241, 42 U.S.C. 2000d, et seq.) and Department of Defense Directive 5500.11 issued pursuant thereto and published in Part 300 of Title 32, Code of Federal Regulations.

      c. Any discharges of water into a navigable stream or tributary thereof resulting from. the User's facilities and operations undertaken under this agreement shall be performed only in accordance with applicable Federal, State, and local laws and regulations.

      d. The User furnishes, as part of this agreement, a certification (Exhibit "E" and a Disclosure of Lobbying Activities) that it will comply with Table 31, U.S.C., Section 1352 of the Limitation on use of appropriated funds to influence certain Federal contracting and financial transactions (Public Law 101-121 October 23, 1989) and Federal Acquisition Regulation 52.203-12 issued pursuant thereto.

ARTICLE 15

DEFINITIONS

      a. Annual operation and maintenance (O&M) expenses. Annual expenses funded under the O&M, General account. These expenses include the daily project O&M costs as well as those O&M costs which are not capitalized.

      b. District Engineer. The District Engineer of the Vicksburg District of the United States Army Corps of Engineers, or his/her successor or designee.

                                                  Agreement Number:  ELLSP-1-1

      c. Fiscal Year. Refers to the Government's fiscal year. This year begins on 1 October and ends on 30 September. The September calendar year corresponds to the fiscal year.

      d. Joint-use cost. The cost of features used for any two or more Project purposes.

      e. Life of the project. This is the physical life of the Project.

      f. Project investment costs. The initial cost of the Project, including land acquisition; construction; interest during construction on the value of land, labor, and materials used for planning and construction of the Project.

      g. Repair, rehabilitation, and replacement. Costs funded in part under the operation and Maintenance, General, or Construction, General accounts but not associated with initial Project investment costs. Such expenditures are for costly, infrequent work and are intended to ensure continued satisfactory operation of the Project.

ARTICLE 16 - APPROVAL OF AGREEMENT

      This agreement shall be subject to the written approval of the Secretary of the Army or his duly authorized representative and shall not be binding until so approved.

                                                  Agreement Number:  ELLSP-1-1

      IN WITNESS WHEREOF, the parties have executive this agreement as of the day and year first above written.

APPROVED:                           THE UNITED STATES OF AMERICA


/s/ Dr. John H. Zirschky         By /s/ Robert Crear
-----------------------------       -----------------------------------
Dr. John H. Zirschky                Robert Crear
Acting Assistant Secretary          Colonel, Corps of Engineers
  of the Army for Civil Works       District Engineer


Date:  June 8, 1998                 LSP Energy Limited Partnship
       ------------                  By LSP Energy, Inc.,
                                       General Partner

                                    --------------------------------

                                    --------------------------------


                                By  /s/ Clarence J. Heller
                                    --------------------------------
                                        Executive Vice President

                                                  Agreement Number:  ELLSP-1-1

                                    EXHIBIT A
                                  CERTIFICATION

      I, Frank E. Hardenbergh, Attorney for LSP Energy Limited Partnership, have reviewed the foregoing agreement executed by the Executive Vice President and as principal legal officer of/for LSP Energy Limited Partnership, certify that the company is legally capable of entering into the contractual obligations contained in the foregoing agreement and that, upon acceptance, it will be legally enforceable.

Given under my hand, this 14th day of May 1998.

                        /s/ Frank E. Hardenbergh
                        -------------------------------------------
                        Attorney for LSP Energy Limited Partnership

                                                  Agreement Number:  ELLSP-1-1

                                    EXHIBIT B

--------------------------------------------------------------------------------

                                 I-LAKE STORAGE

--------------------------------------------------------------------------------
                                                         Percent of
                                              ----------------------------------
                                       Usable                          Water
                        Elevation     Storage   Usable   Conservation Supply
      Feature          (ft, NGVD)     (ac-ft)   Storage    Storage    Storage
--------------------------------------------------------------------------------

Flood Control         230.0 - 268.0   602,400    91.273
--------------------------------------------------------------------------------

Conservation Storage  205.0 - 230.0    57,600              100.00
--------------------------------------------------------------------------------

Water Supply                           (4,500)    0.682      7.8       100.00
--------------------------------------------------------------------------------

conservation                          (53,100)    8.045     92.2
--------------------------------------------------------------------------------

Total                                 660,000    100.00
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                  II - INVESTMENT COSTS TO BE REPAID BY USER
                            FOR WATER SUPPLY STORAGE
                                  IN ENID LAKE

--------------------------------------------------------------------------------

Cost of 4,500 acre-feet of water supply storage:
      4,500/660,000 = 0,00682 x 163,034,904 = $1,111,898

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                      III - ANNUAL COSTS TO USER FOR USE OF
                           STORAGE SPACE IN ENID LAKE
--------------------------------------------------------------------------------
Interest & Amortization
$1,111,898 x 0.07360 factor based on 30
payments, 29 with interest @ 6.75%                                      $81,800
--------------------------------------------------------------------------------
Operation and Maintenance a/
Joint-Use (0.00682 x S3,020,947)                                        $20,600
--------------------------------------------------------------------------------
Major Replacement b/
--------------------------------------------------------------------------------
Total Estimated Annual Costs                                           $102,400
--------------------------------------------------------------------------------
a/ The first payment shall be due and payable on the date specified in
Article 5a(2).
b/ Major replacement costs are payable only when incurred as specified in
Article 5b(2).

                                                  Agreement Number:  ELLSP-1-1

                          EXHIBIT C REPAYMENT SCHEDULE
                                    (ANNUAL)

--------------------------------------------------------------------------------
                                                     TOTAL COST      $1,111,898
                                          INTEREST RATE PERCENT            6.75
                                             NUMBER OF PAYMENTS              30
                                                 ANNUAL PAYMENT   [cannot read]
--------------------------------------------------------------------------------
                      PAYMENT TO   PAYMENT TO
      YEAR              INTEREST   PRINCIPAL     TOTAL PAYMENT    BALANCE DUE
--------------------------------------------------------------------------------
                       ($)            ($)             ($)             ($)
                                                                      1,111,898
       1                       0     81,800         81,800            1,030,088
       2                  69,532     12,268         81,800            1,017,830
       3                  68,703     13,097         81,800            1,004,733
       4                  67,819     13,981         81,800              990,753
       5                  66,876     14,924         81,800              975,828
       6                  65,868     15,932         81,800              959,897
       7                  64,793     17,007         81,800              942,882
       8                  63,645     18,155         81,800              924,735
       9                  62,420     19,380         81,800              905,355
       10                 61,111     20,689         81,800              884,666
       11                 59,715     22,085         81,800              862,581
       12                 58,224     23,576         81,800              839,005
       13                 56,633     25,167         81,800              813,836
       14                 54,934     26,866         81,800              786,972
       15                 53,121     28,679         81,800              758,293
       16                 51,185     30,615         81,800              727,677
       17                 49,118     32,682         81,800              694,996
       18                 46,912     34,888         81,800              660,108
       19                 44,557     37,243         81,800              622,865
       20                 42,043     39,757         81,800              583,208
       21                 39,360     42,440         81,800              540,668
       22                 36,495     45,305         81,800              495,363
       23                 33,437     48,363         81,800              447,000
       24                 30,173     51,627         81,800              395,373
       25                 26,688     55,112         81,800              340,261
       26                 22,968     58,832         81,800              281,428
       27                 18,996     62,804         81,800              218,625
       28                 14,757     67,043         81,800              151,582
       29                 10,232     71,568         81,800               80,014
       30                  5,401     80,014         85,415                    0
--------------------------------------------------------------------------------

                                                  Agreement Number:  ELLSP-1-1

                                    EXHIBIT D

 ASSURANCE OF COMPLIANCE WITH THE DEPARTMENT OF DEFENSE DIRECTIVE UNDER TITLE
                      VI OF THE CIVIL RIGHTS ACT OF 1964

                         LSP ENERGY LIMITED PARTNERSHIP

HEREBY AGREES THAT it will comply with Title VI of the Civil Rights Act of 1964 (Public Law 88-352) and all requirements imposed by or pursuant to the Directive of the Department of Defense (32 Code of Federal Regulations Part 300, issued as Department of Defense Directive 5500. 11, 28 December 1964) issued pursuant to that title, to the end that in accordance with Title VI of that Act and the Directive, no person in the United States shall, on the ground of race, color, or national origin be excluded from participation in, be denied the benefits of, or be otherwise subjected to discrimination under any program or activity for which the Applicant-Recipient receives Federal financial assistance from Department of the Army and HEREBY GIVES ASSURANCE THAT it will immediately take any measures necessary to effectuate this agreement

If any real property or structure thereon is provided or improved with the aid of Federal financial assistance extended to the Applicant-Recipient by the Department of the Army, assurance shall obligate the Applicant-Recipient, or in the case of any transfer of such property, any transferee, for the period during which the real property or structure is used for a purpose for which the

 Federal financial assistance is extended or for another purpose involving the provision of similar services or benefits. If any personal property is so provided this assurance shall obligate the Applicant-Recipient for the period during which it retains ownership or possession of the property. In all other cases this assurance shall obligate the Applicant-Recipient for the period during which the Federal financial assistance is extended to it by Department of the Army.

THIS ASSURANCE is given in consideration of and for the purpose of obtaining any and all Federal grants, loans, contracts, property, discounts or other Federal financial assistance extended after the date hereof to the Applicant-Recipient by the Department, including installment payments after such date on account of arrangements for Federal financial assistance which were approved before such date. The Applicant-Recipient recognizes and agrees that such Federal financial assistance will be extended in reliance on the representations and agreements made in this assurance, and that the United States shall have the right to, seek judicial enforcement of this assurance.

                                                  Agreement Number:  ELLSP-1-1

This assurance is binding on the Applicant-Recipient, its successors, transferees, and assignees, and the person or persons whose signatures appear below are authorized to sign this assurance on behalf of the Applicant-Recipient.

Sections IV and VII of Department of Defense Directive 5500.11 setting forth prohibited discriminatory actions and compliance information is on the reverse hereof.


Dated   14 May 1998        LSP Energy Limited Partnership
     -----------------     ---------------------------------------------------
                           (Applicant-Recipient)




                           By /s/ Clarence J. Heller, Executive Vice President
----------------------     ---------------------------------------------------
                           LSP Energy, Inc., General Partner

                                                  Agreement Number:  ELLSP-1-1

         SECTIONS IV AND VII DEPARTMENT OF DEFENSE DIRECTIVE 5500.11

IV. Policy.

      A. General. No person in the United States shall on the ground of race, color, or national origin be excluded from participation in be denied the benefits of, or be otherwise subjected to discrimination under any program to which this Directive applies.

      B. Specific Discriminatory Actions Prohibited.

      1. A recipient under any program to which this Directive applies may not, directly or through contractual or other arrangements, on the ground of race, color, or national origin.

      a. Deny an individual any service, financial aid, or other benefit provided under the program;

      b. Provide any service, financial aid, or other benefit to an individual which is different or is provided in a different manner, from that provided to others under the program;

      c. Subject an individual to segregation or separate treatment in any matter related to his receipt of any service, financial aid, or other benefit under the program;

      d. Restrict an individual in any way in the enjoyment of any advantage or privilege enjoyed by other receiving any service, financial aid, or other benefit under the program;

      e. Treat an individual differently from others in determining whether he satisfies any admission, enrollment, quota, eligibility, membership or other requirement or condition which individuals must meet in order to be provided any service, financial aid, or other benefit provided under the program;

      f. Deny an individual an opportunity to participate in the program through the provision of services or otherwise or afford him an opportunity to do so which is different from that afforded others under the program.

      2. A recipient, in determining the types of services, financial aid, or other benefits, or facilities which will be provided under any such program or the class of individuals to whom, or the situations in which, such services, financial aid, other benefits, or facilities will be provided under any such program, or the class of individuals to be afforded the opportunity to participate in any such program, may not, directly or through contractual or other arrangements, utilize criteria or methods of administration which have the effect of subjecting individuals to discrimination because of their race, color, or nation origin, or have the effect of defeating or substantially impairing accomplishment of the objectives of the program as respect individuals of a particular race, color, or national origin.

      3. As used in this Section the services, financial aid, or other benefits provided under a program receiving Federal

                                                  Agreement Number:  ELLSP-1-1
financial assistance shall be deemed to include any service, financial aid, or other benefit provided in or through a facility provided with the aid of Federal financial assistance.

      4. The enumeration of specific forms of prohibited discrimination in this Subsection does not limit the generality of the prohibition in Subsection I.A. of this Section.

VII. Compliance Information.

      A. Cooperation and Assistance. Each responsibility Department official shall to the fullest extent practicable see, the cooperation of recipients in obtaining compliance with this Directive and shall provide assistance and guidance to recipients to help them comply voluntarily with this Directive.

      B. Compliance Reports. Each recipient shall keep such records and submit to the responsible Department official timely complete and accurate compliance reports at such times, and in such form and containing such information, as the responsible Department official may determine to be necessary to enable him to ascertain whether the recipient has complied or is complying with this Directive. In the case of any program under which a primary recipient extends Federal assistance to any other recipient such other recipient shall also submit compliance reports to the primary recipient as may be necessary to enable The primary recipient to carry out its obligations imposed pursuant to this Directive.

      C. Access to Sources of Information. Each recipient shall permit access by the responsible Department official during normal business hours to such of its books, records, accounts, and other sources of information, and its facilities as may be pertinent to ascertain compliance with this Directive. Where any information required of a recipient is in the exclusive possession of any other institution or person and this institution or person shall fail or refuse to furnish this information, the recipient shall so certify in its report and shall set forth what effects it has made to obtain the information.

      D. Information to Beneficiaries and Participants. Each recipient shall make available to participants, beneficiaries, and other interested persons such information regarding the provisions of this Directive and its applicability to the program under which the recipient receives Federal financial assistance, and make such information available to them in such manner, as the responsible Department official finds necessary to apprise such persons of the protections against discrimination assured them by the Act and this Directive.

                                                  Agreement Number:  ELLSP-1-1

                                    EXHIBIT E
                        CERTIFICATION REGARDING LOBBYING
                         ENID LAKE WATER SUPPLY STORAGE

1. The undersigned certifies, to the best of their knowledge and belief, that:

      a. No Federal appropriated funds have been paid or will be paid, by or on behalf of the undersigned, to any person for influencing or attempting to influence an officer or employee of any agency, a member of Congress, an officer or employee of Congress, or any employee of a member of Congress in connection with the awarding of any Federal agreement, the making of any Federal grant, the making of any Federal loan, the entering into of any cooperative agreement, and the extension, continuation, renewal, amendment or modification of any Federal agreement, grant, loan, or cooperative agreement.

      b. If any funds other than Federal appropriated funds have been paid or will be paid to any person for influencing or attempting to influence an officer or employee of any agency, Member of Congress, an officer or employee of Congress, or an employee of a Member of Congress in connection with the water storage agreement for LSP Energy Limited Partnership, the undersigned shall complete and submit Standard Form-LLL, "Disclosure of Lobbying Activities", in accordance with its instructions.

      c. The undersigned shall require that the language of this certification be included in the award documents for all subawards at all tiers (including subagreements, subgrants, and agreements under grants, loans and cooperative agreements) and that all subrecipients shall certify and disclose accordingly.

                                                  Agreement Number:  ELLSP-1-1

2. This certification is a material representation of fact upon which reliance was placed when this transaction was made or entered into. Submission of this certification is a prerequisite for making or entering into this transaction imposed by Section 1352, Title 31 U.S. Code. Any person who fails to file the required certification shall be subject to a civil penalty of not less than $10,000 and not more than $100,000 for each such failure.


      LSP Energy Limited Partnership
      By LSP Energy, Inc., General Partner

      /s/ Clarence J. Heller
      --------------------------------------------
      Clarence J. Heller, Executive Vice President
      --------------------------------------------

                                                                 AMENDMENT NO. I

                 AMENDMENT TO THE WATER SUPPLY STORAGE AGREEMENT
                    BETWEEN THE UNITED STATES OF AMERICA AND
                         LSP ENERGY LIMITED PARTNERSHIP
                      FOR WATER STORAGE SPACE IN ENID LAKE

WITNESSETH THAT:

            WHEREAS, LSP Energy Limited Partnership (hereinafter called the "User") entered into Agreement No. ELLSP- 1 - 1 with the United States of America (hereinafter called the "Government") on June 8, 1998, for water supply space in Enid Lake (hereinafter called "the Agreement"); and,

            WHEREAS, the United States of America is acting through the District Engineer of the Vicksburg District of the United States Army Corps of Engineers; and,

            WHEREAS, water withdrawn from Enid Lake by the User pursuant to the Agreement will be used in the User's electric generating facility located in Batesville, Mississippi (hereinafter called the "Facility"); and,

            WHEREAS, the User, certain lenders (hereinafter called the "Lenders") and Credit Suisse First Boston, as agent acting on behalf of the Lenders (the "Agent") have entered into certain financing and security agreements and documents related thereto pursuant to which the Lenders have provided to the User construction and permanent financing of the Facility; and

            WHEREAS, as a condition to the Lenders' advance of funds under the financing documents, the Lenders request a modification to the Agreement.

            NOW, THEREFORE, in consideration for the foregoing, the Government and the User do hereby agree to amend Article 10 of the Agreement as follows:

1. The existing Article 10 is hereby amended by adding the character "(a)" in front of the first sentence of Article 10.

2.    Article 10 is hereby amended by adding the following clauses:

      (b) Water withdrawn from Enid Lake by the User pursuant to the Agreement will be used in the User's electric generating facility located in Batesville, Mississippi (hereinafter called the "Facility"). The User, certain lenders (hereinafter called the "Lenders") and Credit Suisse First Boston, as agent acting on behalf of the Lenders (the "Agent") have entered into certain financing and security agreements and documents related thereto pursuant to which the Lenders have provided to the User construction and permanent financing of the Facility. The Government will not, without prior written notice to the Agent cancel or terminate this Agreement, on account of any default or breach of the User thereunder. The Agent will be provided (i) thirty (30) days from the date notice of default or breach is delivered to the Agent to cure such default if such default is the failure to pay amounts to the Government which are due and payable by the User under this Agreement or (ii) a reasonable opportunity, but not fewer than thirty (30) days, to cure such breach or default if the breach or default cannot be cured by the payment of money to the Government so long as the Agent or its designee shall have commenced to cure the breach or default within such period and thereafter diligently pursues such cure to completion and continues to perform any monetary obligations under this Agreement and all other obligations under this Agreement are performed by the User or the Agent; provided, that such period shall not exceed ninety (90) days.

      (c) Should the Lenders foreclose on any agreements between the Lenders and the User, or otherwise succeed to the rights, title and interest of the User in and to the Facility, then within a reasonable time period after such foreclosure or other succession to the rights, title and interest of the User in and to the Facility, the Agent or its successors or assigns shall so request, the Government will negotiate with the Agent a new Agreement, which Agreement shall be on substantially the same terms and conditions as this Agreement.

      (d) Except as expressly provided in this Article, nothing contained herein shall be construed as modifying the obligations of the User to the Government under this Agreement or a waiver of any rights of the Government against the User pursuant to this Agreement.

      (e) The Government and the User hereby agree that the Lenders and the Agent are intended third party beneficiaries of this Agreement and this Article.

3. This amendment may be executed by one or more parties to this amendment on any number of separate counterparts (including by facsimile transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

4. Except as provided in this amendment, all of the terms and provisions of the Agreement are and shall remain in full force and effect.

5. Any references to the "Agreement" shall include the Agreement as amended by this amendment.

6. Nothing contained herein affects or diminishes the Government's statutory and/or sovereign powers with respect to the operation and/or maintenance of Enid Lake.

                                                                 AMENDMENT NO. I

            This Amendment shall become effective upon the execution of said agreement by the Secretary of the Army or his duly authorized representative.


DATED:   1/29/99                     LSP ENERGY LIMITED PARTNERSHIP
         -------
                                     By:   LSP Energy, Inc., its managing
                                           general partner

                                     By:   /s/ Mikhail Segal
                                           ------------------------------
                                           Name: Mikhail Segal
                                           Title:President

                                     SECRETARY OF THE ARMY OR HIS DULY
DATED:  15th March 1999              AUTHORIZED REPRESENTATIVE
        -------------------

                                     By:   /s/ Joseph W. Westphal
                                           ------------------------------
                                           Name:  Joseph W. Westphal
                                           Title: Assistant Secretary of the
                                                  Army
ACCEPTED AND ACKNOWLEDGED BY:
CREDIT SUISSE FIRST BOSTON, as agent
for the Lenders


By:   /s/ James Bartlett
      ------------------------------
      Name:  James Bartlett
      Title: Director


By:   /s/ Louis D. Iaconetti
      ------------------------------
      Name:  Louis D. Iaconetti
      Title: Vice President

                                                                 AMENDMENT NO. I

            This Amendment shall become effective upon the execution of said agreement by the Secretary of the Army or his duly authorized representative.


DATED:   __________________          LSP ENERGY LIMITED PARTNERSHIP

                                     By:   LSP Energy, Inc., its managing
                                           general partner

                                     By:
                                           ------------------------------
                                           Name: Mikhail Segal
                                           Title:President

                                     SECRETARY OF THE ARMY OR HIS DULY
DATED:   __________________          AUTHORIZED REPRESENTATIVE


                                     By:
                                           ------------------------------
                                           Name:
                                           Title:
ACCEPTED AND ACKNOWLEDGED BY:

CREDIT SUISSE FIRST BOSTON, as agent
for the Lenders


By:   /s/ James Bartlett
      ------------------------------
      Name: James Bartlett
      Title: Director


By:   /s/ Louis D. Iaconetti
      ------------------------------
      Name: Louis D. Iaconetti
      Title: Vice President